UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021 (July 31, 2021)
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2021, Wolverine World Wide, Inc., a Delaware corporation (the “Company”) and its wholly-owned subsidiary, Wolverine Outdoors, Inc., a Delaware corporation (“Outdoors”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with all of the shareholders (the “Sellers”) of Lady of Leisure Investco Limited, a private limited company incorporated in England and Wales (the “Acquired Company”), pursuant to which Outdoors agreed to acquire all of the outstanding shares of the Acquired Company. The acquisition closed on August 2, 2021 in accordance with the terms and conditions of the Share Purchase Agreement. The Acquired Company owns the Sweaty Betty brand and activewear business.

The acquisition was completed for $415.8 million, which is net of acquired cash of $7.1 million. The Share Purchase Agreement includes a customary locked-box mechanism. The Company guaranteed all of Outdoors’ obligations under the Share Purchase Agreement and all other agreements entered into by Outdoors in connection with the Agreement.

The parties to the Share Purchase Agreement made certain representations and warranties to each other and agreed to certain covenants and agreements, including with respect to the conduct of the business of the Acquired Company prior to consummation of the acquisition. Certain of the Sellers agreed not to compete with the business of the Acquired Company for a period following closing of the acquisition.

In connection with the execution and delivery of the Share Purchase Agreement, Outdoors and certain of the Sellers (the “Warrantors”) entered into a Management Warranty Deed, dated July 31, 2021 (the “Management Warranty Deed”). Subject to the terms and conditions set forth in the Management Warranty Deed, the Warrantors represented to Outdoors the accuracy of certain legal, financial, environmental, intellectual property, operational, regulatory and other matters related to the Acquired Company.

Outdoors obtained a warranty and indemnity insurance policy that will provide coverage for certain representations and warranties of the Warrantors made pursuant to the Management Warranty Deed, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The foregoing summary of the Share Purchase Agreement and the Management Warranty Deed is not a complete description and is qualified in its entirety by reference to the terms and conditions of the Share Purchase Agreement and the Management Warranty Deed, to be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2021	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer

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